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                                                                    EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 18 U.S.C. SECTION 1350

      In connection with the Quarterly Report on Form 10-Q for the year ended March 31, 2004, of P. H. Glatfelter Company (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. van Roden, Jr., Senior Vice President and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to
      Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

      1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Glatfelter and will be retained by Glatfelter and furnished to the Securities and Exchange Commission or its staff upon request.

             Date: May 10, 2004            By:  /s/ John C. van Roden, Jr.
                                               ---------------------------------
                                                    John C. van Roden, Jr.
                                                    Senior Vice President and
                                                    Chief Financial Officer